Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)           ☐

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

(Jurisdiction of incorporation if not a U.S. national bank)	95-3571558 (I.R.S. employer identification no.)
333 South Hope Street Suite 2525 Los Angeles, California (Address of principal executive offices)	90071 (Zip code)

Charter Communications Operating, LLC
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	43-1843260 (I.R.S. employer identification no.)
400 Washington Blvd. Stamford, Connecticut (Address of principal executive offices)	06902 (Zip code)

Charter Communications Operating Capital Corp.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-1044453 (I.R.S. employer identification no.)
400 Washington Blvd. Stamford, Connecticut (Address of principal executive offices)	06902 (Zip code)

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-1496755 (I.R.S. employer identification no.)
400 Washington Blvd. Stamford, Connecticut (Address of principal executive offices)	06902 (Zip code)

Table of Additional Registrants

Exact Name of Registrant	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Bresnan Broadband Holdings, LLC	Delaware	13-4119839
Bresnan Broadband of Colorado, LLC	Colorado	35-2403834
Bresnan Broadband of Montana, LLC	Montana	32-0334681
Bresnan Broadband of Utah, LLC	Utah	30-0667318
Bresnan Broadband of Wyoming, LLC	Wyoming	61-1642737
Bresnan Digital Services, LLC	Delaware	38-3833973
Bright House Networks Information Services (Alabama), LLC	Delaware	20-1544201
Bright House Networks Information Services (California), LLC	Delaware	20-1544390
Bright House Networks Information Services (Florida), LLC	Delaware	59-3758339
Bright House Networks Information Services (Indiana), LLC	Delaware	20-1544486
Bright House Networks Information Services (Michigan), LLC	Delaware	20-1544302
CC Fiberlink, LLC	Delaware	43-1928509
CC VI Fiberlink, LLC	Delaware	20-0310684
CC VII Fiberlink, LLC	Delaware	20-0310704
CCO Fiberlink, LLC	Delaware	20-0310854
CCO NR Holdings, LLC	Delaware	86-1067241
Charter Advanced Services (MO), LLC	Delaware	32-0400433
Charter Communications ASC, LLC	Delaware	93-4070587
Charter Communications SSC, LLC	Delaware	93-4084052
Charter Communications, LLC	Delaware	43-1659860
Charter Communications VI, L.L.C.	Delaware	43-1854208

Charter Distribution, LLC	Delaware	74-3089287
Charter Fiberlink – Alabama, LLC	Delaware	20-0193389
Charter Fiberlink – Georgia, LLC	Delaware	20-0193674
Charter Fiberlink – Illinois, LLC	Delaware	43-1943035
Charter Fiberlink – Maryland II, LLC	Delaware	81-2255084
Charter Fiberlink – Michigan, LLC	Delaware	43-1875389
Charter Fiberlink – Missouri, LLC	Delaware	43-1928511
Charter Fiberlink – Nebraska, LLC	Delaware	81-0547765
Charter Fiberlink – Tennessee, LLC	Delaware	20-0193707
Charter Fiberlink CA-CCO, LLC	Delaware	43-1943040
Charter Fiberlink CC VIII, LLC	Delaware	43-1793439
Charter Fiberlink CCO, LLC	Delaware	43-1876029
Charter Fiberlink CT-CCO, LLC	Delaware	20-0339366
Charter Fiberlink LA-CCO, LLC	Delaware	20-0709283
Charter Fiberlink MA-CCO, LLC	Delaware	20-0258357
Charter Fiberlink MS-CCVI, LLC	Delaware	20-0709405
Charter Fiberlink NC-CCO, LLC	Delaware	20-0258604
Charter Fiberlink NH-CCO, LLC	Delaware	20-0709514
Charter Fiberlink NV-CCVII, LLC	Delaware	20-0474139
Charter Fiberlink NY-CCO, LLC	Delaware	20-0426827
Charter Fiberlink OR-CCVII, LLC	Delaware	20-0474232
Charter Fiberlink SC-CCO, LLC	Delaware	43-1943037
Charter Fiberlink TX-CCO, LLC	Delaware	43-1943038
Charter Fiberlink VA-CCO, LLC	Delaware	20-0709822
Charter Fiberlink VT-CCO, LLC	Delaware	20-0258644
Charter Fiberlink WA-CCVII, LLC	Delaware	20-0474261
Charter IP Enabled Services, LLC	Delaware	92-3313105

Charter Leasing Holding Company, LLC	Delaware	47-4669203
Charter Procurement Leasing, LLC	Delaware	47-4657690
DukeNet Communications, LLC	Delaware	27-2985707
Innovar Media LLC	Delaware	46-5437739
Marcus Cable Associates, L.L.C.	Delaware	75-2775560
Spectrum Advanced Services, LLC	Delaware	26-0354307
Spectrum Fiberlink Florida, LLC	Delaware	84-4375530
Spectrum Gulf Coast, LLC	Delaware	45-4608769
Spectrum Mid-America, LLC	Delaware	45-4593320
Spectrum Mobile Equipment, LLC	Delaware	82-3887201
Spectrum Mobile, LLC	Delaware	82-2492552
Spectrum New York Metro, LLC	Delaware	45-4593291
Spectrum NLP, LLC	Delaware	45-1560311
Spectrum Northeast, LLC	Delaware	45-4593341
Spectrum Oceanic, LLC	Delaware	45-4593273
Spectrum Originals Development, LLC	Delaware	83-1623014
Spectrum Originals, LLC	Delaware	82-3414467
Spectrum Pacific West, LLC	Delaware	45-4593361
Spectrum Reach, LLC	Delaware	27-4633156
Spectrum RSN, LLC	Delaware	83-1611206
Spectrum SN, LLC	Delaware	93-1943164
Spectrum Southeast, LLC	Delaware	45-4608839
Spectrum SportsNet, LLC	Delaware	93-1958585
Spectrum Sunshine State, LLC	Delaware	02-0636401
Spectrum TV Essentials, LLC	Delaware	83-4704194
Spectrum Wireless Holdings, LLC	Delaware	83-1856732

Time Warner Cable Business LLC	Delaware	35-2466312
Time Warner Cable Enterprises LLC	Delaware	45-4854395
Time Warner Cable Information Services (Alabama), LLC	Delaware	20-0639409
Time Warner Cable Information Services (Arizona), LLC	Delaware	20-4370232
Time Warner Cable Information Services (California), LLC	Delaware	20-0162970
Time Warner Cable Information Services (Colorado), LLC	Delaware	26-2375439
Time Warner Cable Information Services (Hawaii), LLC	Delaware	20-0162993
Time Warner Cable Information Services (Idaho), LLC	Delaware	20-8254896
Time Warner Cable Information Services (Illinois), LLC	Delaware	26-2375576
Time Warner Cable Information Services (Indiana), LLC	Delaware	20-1618562
Time Warner Cable Information Services (Kansas), LLC	Delaware	20-0163009
Time Warner Cable Information Services (Kentucky), LLC	Delaware	20-4370430
Time Warner Cable Information Services (Maine), LLC	Delaware	48-1296576
Time Warner Cable Information Services (Massachusetts), LLC	Delaware	20-0639517
Time Warner Cable Information Services (Michigan), LLC	Delaware	26-2376102
Time Warner Cable Information Services (Missouri), LLC	Delaware	20-0163031
Time Warner Cable Information Services (Nebraska), LLC	Delaware	20-0597251
Time Warner Cable Information Services (New Hampshire), LLC	Delaware	20-0834759
Time Warner Cable Information Services (New Jersey), LLC	Delaware	20-0605091

Time Warner Cable Information Services (New Mexico), LLC	Delaware	20-8244978
Time Warner Cable Information Services (New York), LLC	Delaware	06-1530234
Time Warner Cable Information Services (North Carolina), LLC	Delaware	05-0563203
Time Warner Cable Information Services (Ohio), LLC	Delaware	20-0163449
Time Warner Cable Information Services (Pennsylvania), LLC	Delaware	20-0639607
Time Warner Cable Information Services (South Carolina), LLC	Delaware	20-0163480
Time Warner Cable Information Services (Tennessee), LLC	Delaware	20-0639795
Time Warner Cable Information Services (Texas), LLC	Delaware	20-0095157
Time Warner Cable Information Services (Virginia), LLC	Delaware	20-4370738
Time Warner Cable Information Services (Washington), LLC	Delaware	20-5690377
Time Warner Cable Information Services (West Virginia), LLC	Delaware	20-1620308
Time Warner Cable Information Services (Wisconsin), LLC	Delaware	20-0163685
Time Warner Cable, LLC	Delaware	81-2545593
TWC Administration LLC	Delaware	90-0882471
TWC Communications, LLC	Delaware	35-2205910
TWC IP Enabled Services, LLC	Delaware	92-3326637
TWC SEE Holdco LLC	Delaware	20-5421447
TWCIS Holdco LLC	Delaware	27-3481972

400 Washington Blvd. Stamford, Connecticut (Address of principal executive offices)	06902 (Zip code)

Debt Securities
and Guarantees of Debt Securities
(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, DC 20219

Federal Reserve Bank	San Francisco, CA 94105

Federal Deposit Insurance Corporation	Washington, DC 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act").

1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.	A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-229762).

6.	The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Houston, and State of Texas, on the 25th day of October, 2023.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ April Bradley
	Name:	April Bradley
	Title:	Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 333 South Hope Street, Suite 2525, Los Angeles, CA 90071

At the close of business June 30, 2023, published in accordance with Federal regulatory authority instructions.

Dollar amounts in thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	7,759
Interest-bearing balances	477,398
Securities:
Held-to-maturity securities	0
Available-for-sale debt securities	1,042
Equity securities with readily determinable fair values not held for trading	0
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	0
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, held for investment	0
LESS: Allowance for loan and
lease losses	0
Loans and leases held for investment, net of allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	12,825
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Direct and indirect investments in real estate ventures	0
Intangible assets	856,313
Other assets	111,444
Total assets	$1,466,781

1

LIABILITIES

Deposits:
In domestic offices	1,366
Noninterest-bearing	1,366
Interest-bearing	0

Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	0
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	256,455
Total liabilities	257,821
Not applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	326,030
Not available
Retained earnings	881,933
Accumulated other comprehensive income	-3
Other equity capital components	0
Not available
Total bank equity capital	1,208,960
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,208,960
Total liabilities and equity capital	1,466,781

I, Matthew J. McNulty, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Matthew J. McNulty      )      CFO

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Antonio I. Portuondo, President	)
Loretta A. Lundberg, Managing Director	)	Directors (Trustees)
Jon M. Pocchia, Managing Director	)

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